Exhibit 4.6
WARRANT
TO PURCHASE SHARES OF SERIES B PREFERRED STOCK
AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK
OF BIODEL INC.
JULY 19, 2006
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND UPON REGISTRATION AND/OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND/OR REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.
Warrant to purchase [___] shares of Series B Preferred Stock and [___] shares of Common Stock
No. BW-1
BIODEL INC.
WARRANT TO PURCHASE SHARES OF
SERIES B PREFERRED STOCK AND
WARRANTS TO PURCHASE SHARES OF COMMON STOCK
Void after July 19, 2013
     BIODEL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, [                    ] , or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth at an exercise price of $3.94 per share, subject to adjustment as provided herein (the “Purchase Price”), an aggregate of [                    ] fully paid and

nonassessable shares of Series B Preferred Stock (as hereinafter defined) of the Company and warrants to purchase [                    ] shares of Common Stock (as hereinafter defined) of the Company at any time or from time to time from and including the date hereof but prior to 5:00 P.M., New York City time, on July 19, 2013 (the “Expiration Date”).
     1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:
          “Board” shall mean the Board of Directors of the Company.
          “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.
          “Certificate of Incorporation” means the Certificate of Incorporation of the Company as in effect on the date of the original issue of this Warrant, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.
          “Common Stock Warrant” has the meaning ascribed to such term in Subsection 2(a) of this Warrant.
          “Company” has the meaning ascribed to such term in the first paragraph of this Warrant.
          “Current Market Price” means the product of (1) (a) the closing bid price per share or last sales price per share, as applicable, of the Common Stock on such date on the Nasdaq or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq or any other registered national securities exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Board, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Board; provided, that all determinations of the Current Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights, and the number of shares of Common Stock then issuable upon the conversion of a share of Series B Preferred Stock.
          “Election to Purchase Shares” shall have the meaning ascribed to such term in Subsection 2(a).
          “Exercise Date” has the meaning ascribed to such term in Subsection 2(d).
          “Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.
          “Holder” has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.
          “Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising, the capital stock or assets of corporations or other entities as going concerns and which is not otherwise affiliated with either the Company or the Holder.
          “Issued Warrant Shares” means any shares of Series B Preferred Stock issued upon exercise of the Warrant.
          “Nasdaq” means The Nasdaq National Market.
          “OTC Bulletin Board” means the over-the-counter electronic bulletin board.
          “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          “Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.
          “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of ___, 2006 among the Company and each of the other parties thereto, as the same may be amended, modified, or supplemented in accordance with the terms and conditions thereof.
          “Series B Warrant” means the form of warrant to purchase shares of Common Stock attached as Exhibit A to the Securities Purchase Agreement dated as of July 19, 2006 among the Company and the investors signatory thereto.
          “Trading Day” means (a) a day on which the Common Stock is traded on the Nasdaq, or (b) if the Common Stock is not listed on the Nasdaq, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not traded on any other registered national securities exchange, a day on which the Common Stock is traded on the OTC Bulletin Board, or (d) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
          “Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.
          “Warrant Register” has the meaning ascribed to such term in Subsection 9(c).
     2. Exercise of Warrant.
          (a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Series B Preferred Stock specified in such form. Upon each such exercise, the Holder shall receive, for no additional consideration, a Common Stock Warrant to purchase the number of shares of Common Stock that shall equal .759886 shares of Common Stock for each share of Series B Preferred Stock for which this Warrant is then being exercised, rounded up to the nearest whole share of Common Stock; provided, that the total number of shares of Common Stock for which Common Stock Warrants shall be issued hereunder shall not exceed .

          (b) Delivery of Shares; Payment of Purchase Price. As soon as practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Series B Preferred Stock set forth in the Election to Purchase Shares, and a Common Stock Warrant to purchase the applicable number of shares of Common Stock, each in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash, delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, or by wire transfer of immediately available funds to the Company in accordance with wire transfer instructions furnished by the Company to the Holder, (ii) by “cashless exercise” by surrender to the Company for cancellation of a portion of this Warrant representing that number of unissued shares of Series B Preferred Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Purchase Price by the number of shares of Series B Preferred Stock being purchased upon such exercise by (B) the Current Market Price as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.
          (c) Partial Exercise. If this Warrant is exercised for less than all of the shares of Series B Preferred Stock and Common Stock Warrants purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Series B Preferred Stock and Common Stock Warrants purchasable hereunder.
          (d) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Series B Preferred Stock and any Common Stock Warrant shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Series B Preferred Stock and Common Stock Warrant for all purposes on the Exercise Date.
          (e) Issued Warrant Shares Fully Paid, Nonassessable. The Company shall take all actions necessary (to the extent such actions have not been taken on or prior to the date hereof) to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Issued Warrant Shares shall, without further action by the Holder, be duly authorized, validly issued, fully paid and nonassessable, and the Common Stock Warrants shall be duly authorized and validly issued, and shall constitute the legal, valid, binding and enforceable obligations of the Company enforceable in accordance with their respective terms.
          (f) Continued Validity. A Holder of shares of Series B Preferred Stock shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 9.

     3. Adjustment of Purchase Price, Warrant Share Number and Securities Issuable.
          (a) The number of shares of Series B Preferred Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 3(a). The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with Section 4.
               (i) Stock Splits and Combinations. If outstanding shares of the Series B Preferred Stock shall be subdivided into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such stock dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Series B Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price pursuant to this Subsection 3(a), the number of shares of Series B Preferred Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
               (ii) Adjustment for Dividends or Distributions of Stock or Other Securities or Property. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Series B Preferred Stock payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), (the “Distribution”) then, in each such case, the Holders of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Series B Preferred Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 3(b).
               (iii) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of Subsections 3(a) and (b).
               (iv) Conversion of Series B Preferred Stock. If all of the outstanding shares of Series B Preferred Stock have been converted into shares of Common Stock, (A) then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Series B Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Purchase Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Series B Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion, (B) all references to Series B Preferred Stock in this Warrant shall be considered to be references to Common Stock unless the context otherwise requires, and (C) the provisions of Subsections 3(a), (b) and (c) shall thereafter apply to the shares of Common Stock into which the shares of Series B Preferred Stock shall have been converted.
               (v) Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock or other securities of the Company other than shares of Series B Preferred Stock or Common Stock, the number of such other shares or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections 3(a), (b) and (c), inclusive.
     4. The number of shares of Common Stock for which the Common Stock Warrant is exercisable, and the price at which such shares may be purchased upon exercise of the Common Stock Warrant, shall be subject to adjustment from time to time on the terms and subject to the conditions, mutatis mutandis, contained in the Series B Warrant.
          (a) Certificate as to Adjustments. Whenever the Purchase Price or the number of shares of Series B Preferred Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant and/or the Common Stock Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 15, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of shares of Series B Preferred Stock issuable, or the securities or other property deliverable, upon exercise of the Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.
     5. Fractional Shares. The Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Series B Preferred Stock on the Exercise Date.
     6. Notice of Proposed Actions. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Series B Preferred Stock or to make any other distribution to the holders of Series B Preferred Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Series B Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series B Preferred Stock or shares of stock of any class or any other securities, rights, warrants or options, (c) to effect any reclassification of its Series B Preferred Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company’s stockholders, then, in each such case, the Company shall give to the Holder, in accordance with Section 15, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Series B Preferred Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date specified in such notice.
     7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution (other than the dilutive events covered in Section 3 herein) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Series B Preferred Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Series B Preferred Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges as to the holders of the Warrant exercised with respect to the issue thereof.
     8. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Series B Preferred Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.
     9. Restrictions on Transfer.
          (a) Subject to the provisions of this Section 9, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time, and from time to time. The term “Holder” as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Series B Preferred Stock and Common Stock Warrant issuable upon the exercise of the Warrant acknowledges that the Warrant or the Series B Preferred Stock and the Common Stock Warrant issuable upon the exercise of the Warrant have not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.
          (b) With respect to a transfer that should occur prior to the time that the Warrant or the Series B Preferred Stock and Common Stock Warrant issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Series B Preferred Stock (or portion thereof) or Common Stock Warrant, subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 9 which may result in the actual exercise on any later date.
          (c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this

Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Series B Preferred Stock, registered in the name of the Holder or a transferee or transferees.
     10. Registration Rights. The Holders of the Common Stock issuable upon conversion of Series B Preferred Stock and upon the exercise of the Common Stock Warrant shall be entitled to the registration rights on the terms and subject to the conditions, mutatis mutandis, contained in the Registration Rights Agreement.
     11. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Series B Preferred Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.
     12. Charges, Taxes and Expenses. Issuance of certificates for shares of Series B Preferred Stock and Common Stock Warrants upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.
     13. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder.
     14. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED THEREIN, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OR ANY OTHER LAW THAT WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
     15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Issued Warrant Shares, addressed to such Holder at his last known address or facsimile number appearing on the books of the issuer maintained for such purposes or with respect to the Company, addressed to:

If to the Company, to:	Dr. Solomon S. Steiner, Chairman
Biodel Inc.
6 Christopher Columbus Avenue
Danbury, CT 06810
Fax No.: (203) 798-3601

With copies (which copies shall not constitute notice to the Company) to:

William D. Freedman, Esq.
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
Fax No.: (212) 704-6288

If to the Holder, to:

With copies (which copies shall not constitute notice to the Holder) to:

Clifford A. Brandeis, Esq.
Zukerman Gore & Brandeis, LLP
875 Third Avenue
New York, NY 10022
Fax No.: (212) 223-6433
Any party hereto may from time to time change its or his address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.
     16. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
     17. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the Holders of Issued Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Issued Warrant Shares.
     18. Modification and Severability. If in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant but this Warrant shall be construed as if such unenforceable provision had never been contained herein.
     19. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not for any purpose, be deemed a part of this Warrant.
[Rest of this page intentionally left blank]

BIODEL INC.

By:

Name:
Title:

Exhibit A to Series B Preferred
Stock Purchase Warrant
FORM OF
ELECTION TO PURCHASE SHARES
     The undersigned hereby irrevocably elects to exercise the Warrant to purchase                   shares of Series B Preferred Stock, par value $0.01per share (“Preferred Stock”), of Biodel Inc. (the “Company”) and hereby [makes payment of $                     therefor] [or] [makes payment therefore by surrendering pursuant to Section 2(a)(ii)                   shares of Preferred Stock of the Company] [or] [makes payment therefor by cancellation pursuant to Section 2(a)(iii) of a portion of the Warrant with respect to                      shares of Preferred Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)
     If the number of shares of Preferred Stock purchased hereby is less than the number of shares of Preferred Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Preferred Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER]

By:

Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Series B Preferred
Stock Purchase Warrant
FORM OF ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), of BIODEL INC. represented by the Warrant, with respect to the number of shares of Series B Preferred Stock set forth below and Common Stock Warrants of BIODEL INC. set forth below:

Name of Assignee	Address	No. of Shares/Common Stock Warrant

and does hereby irrevocably constitute and appoint                      Attorney to make such transfer on the books of BIODEL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:

Name:
Title:

1	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

15